Ameriprise Financial, Inc.
108 Ameriprise Financial Center
Minneapolis, MN 55474

Contact:
Paul Johnson
Ameriprise Financial
612.671.0625
paul.w.johnson@ampf.com

Jessica Schweitzer
Hill & Knowlton
212.885.0388
jessica.schweitzer@hillandknowlton.com

News Release

Ameriprise Financial Lists on New York Stock Exchange

Former American Express Unit Begins Trading as an Independent Company

New York – Oct. 3, 2005 – Ameriprise Financial, Inc. (NYSE: AMP) Chairman and CEO James Cracchiolo will ring the opening bell on the New York Stock Exchange today to begin the first trading day of Ameriprise Financial, Inc. as an independent, public company.

Ameriprise Financial was officially spun off from American Express Company on Friday, September 30. The former American Express Financial Advisors unit begins trading as a member of the S&P 500, and a leader in financial planning, asset management and insurance.

“Today, Ameriprise Financial begins a momentous new chapter in the company’s 111-year history,” said Cracchiolo. “This is a great opportunity for us to take control of our own destiny as a company just as we help our clients take charge of their own financial destiny.”

As a result of the spin-off, American Express shareholders received one share of Ameriprise Financial, Inc. common stock for every five shares of common stock they hold in American Express Company. Approximately 246 million shares of Ameriprise Financial were distributed Friday to shareholders of American Express, which had owned the company since 1984. Those shares can be traded in the open market beginning today.

Ameriprise Financial will be comparable to approximately number 300 within the Fortune 5001. It has more than 2.5 million clients, either directly through its network of more than 10,500 financial advisors or through corporate and institutional strategic alliances. The company has the largest number of CERTIFIED FINANCIAL PLANNER ™ professionals in the industry and more than $410 billion in assets owned, managed and administered, as of June 30, 2005.

Ameriprise Financial’s focus is comprehensive financial planning and personalized long-term relationships supported by investment and insurance products to address clients’ needs. The company recently launched a broad-based advertising campaign to reach mass affluent consumers mostly made up of individuals from the baby boom generation.

“The greatest need of baby boomers is retirement advice,” said Cracchiolo. “We help get them on track to achieve their retirement dreams and enjoy the next phase of their life.”

On Aug. 1, the company formerly known as American Express Financial Advisors changed its name to Ameriprise Financial Services, Inc. The Ameriprise Financial brand is also used for the parent company, as well as for selected businesses including Ameriprise Retirement Services, Ameriprise Certificate Company, Ameriprise Auto & Home and Ameriprise Trust Company. The company’s personal financial advisors do business as the Personal Advisors of Ameriprise Financial.

Within the overall Ameriprise Financial brand, the company’s insurance, annuity, asset management and outside distribution businesses operate under the brand name RiverSourceSM.

For more information, visit www.ameriprise.com.

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1. Ranking not yet available -- comparison based on 2004 financial information and Fortune Magazine's 2005 rankings.

Securities and financial advisory services are offered through Ameriprise Financial Services, Inc.., Member NASD & SIPC.

Forward Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “should,” “could,” “expects,” “seek to,” “anticipates,” “plans,” “believes,” “estimates,” “intends,” “predicts,” “projects,” “potential” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause the company or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievement expressed or implied by these forward-looking statements. For further details and a discussion of these and other risks and uncertainties, please see the company’s registration statement on Form 10, dated August 19, 2005, which is filed with the Securities and Exchange Commission. You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made, when evaluation the information presented in this presentation. The company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any statement is based.